Exhibit 4.19

AMENDMENT NO. 18 TO LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 18 TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of February 14, 2008, by and among Handy & Harman, a New York corporation (“Parent”), OMG, Inc., a Delaware corporation formerly known as Olympic Manufacturing Group, Inc. (“OMG”), Continental Industries, Inc., an Oklahoma corporation (“Continental”), Maryland Specialty Wire, Inc., a Delaware corporation (“Maryland Wire”), Handy & Harman Tube Company, Inc., a Delaware corporation (“H&H Tube”), Camdel Metals Corporation, a Delaware corporation (“Camdel”), Canfield Metal Coating Corporation, a Delaware corporation (“Canfield”), Micro-Tube Fabricators, Inc., a Delaware corporation (“Micro-Tube”), Indiana Tube Corporation, a Delaware corporation (“Indiana Tube”), Lucas-Milhaupt, Inc., a Wisconsin corporation (“Lucas”), Handy & Harman Electronic Materials Corporation, a Florida corporation (“H&H Electronic”), Sumco Inc., an Indiana corporation (“Sumco”), OMG Roofing, Inc., a Delaware corporation (“OMG Roofing”), OMNI Technologies Corporation of Danville, a New Hampshire corporation (“OMNI” and together with Parent, OMG, Continental, Maryland Wire, H&H Tube, Camdel, Canfield, Micro-Tube, Indiana Tube, Lucas, H&H Electronic, Sumco and OMG Roofing, each individually, a “Borrower” and collectively, “Borrowers”), Handy & Harman of Canada, Limited, an Ontario corporation (“H&H Canada”), ele Corporation, a California corporation (“ele”), Alloy Ring Service Inc., a Delaware corporation (“Alloy”), Daniel Radiator Corporation, a Texas corporation (“Daniel”), H&H Productions, Inc., a Delaware corporation (“H&H Productions”), Handy & Harman Automotive Group, Inc., a Delaware corporation (“H&H Auto”), Handy & Harman International, Ltd., a Delaware corporation (“H&H International”), Handy & Harman Peru, Inc., a Delaware corporation (“H&H Peru”), KJ-VMI Realty, Inc., a Delaware corporation (“KVR”), Pal-Rath Realty, Inc., a Delaware corporation (“Pal-Rath”), Platina Laboratories, Inc., a Delaware corporation (“Platina”), Sheffield Street Corporation, a Connecticut corporation (“Sheffield”), SWM, Inc., a Delaware corporation (“SWM”), Willing B Wire Corporation, a Delaware corporation (“Willing” and together with H&H Canada, ele, Alloy, Daniel, H&H Productions, H&H Auto, H&H International, H&H Peru, KVR, Pal-Rath, Platina, Sheffield and SWM, each individually, a “Guarantor” and collectively, “Guarantors”), Wachovia Bank, National Association, a national banking association that is successor by merger to Congress Financial Corporation, in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for the financial institutions party thereto as lenders (in such capacity, together with its successors and assigns, “Agent”), and the financial institutions party thereto as lenders (collectively, “Lenders”).

W I T N E S S E T H:

WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made and provided and may hereafter make and provide loans, advances and other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated March 31, 2004, by and among Agent, Lenders, Borrowers and Guarantors, as amended by Consent and Amendment No. 1 to Loan and Security Agreement, dated as of August 31, 2004, Amendment No. 2 to Loan and Security Agreement, dated as of October 29, 2004, Amendment No. 3 to Loan and Security Agreement, dated as of December 29, 2004, Amendment No. 4 to Loan and Security Agreement, dated as of May 20, 2005, Amendment No. 5 to Loan and Security Agreement, dated as of September 8, 2005, Amendment No. 6 and Waiver to Loan and Security

Agreement, dated as of December 29, 2005, Consent and Amendment No. 7 to Loan and Security Agreement, dated as of January 24, 2006, Consent and Amendment No. 8 to Loan and Security Agreement, dated as of March 31, 2006, Amendment No. 9 to Loan and Security Agreement, dated as of July 18, 2006, Amendment No. 10 to Loan and Security Agreement, dated as of October 30, 2006, Amendment No. 11 and Waiver to Loan and Security Agreement, dated as of December 28, 2006, Amendment No. 12 and Consent to Loan and Security Agreement, dated as of December 28, 2006, Amendment No. 13 and Waiver to Loan and Security Agreement, dated as of March 29, 2007, Amendment No. 14 to Loan and Security Agreement, dated as of July 20, 2007, Amendment No. 15 to Loan and Security Agreement, dated as of September 10, 1007, Amendment No. 16 to Loan and Security Agreement, dated as of November 5, 2007, and Amendment No. 17 to Loan and Security Agreement, dated as of January 11, 2008 (as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”);

WHEREAS, Borrowers have requested that Agent and Lenders make certain amendments to the Loan Agreement and the other Financing Agreements, and Agent and Lenders are willing to make such amendments, subject to terms and conditions set forth herein;

WHEREAS, by this Amendment, Borrowers, Guarantors, Agent and Lenders desire and intend to evidence such amendments;

NOW THEREFORE, in consideration of the foregoing, and the respective agreements and covenants contained herein, the parties hereto agree as follows:

1.         Definitions.

(a)  Additional Definitions.  As used herein, the following terms shall have the following meanings given to them below, and the Loan Agreement and the other Financing Agreements are hereby amended to include, in addition and not in limitation, the following:

(i)   “Amendment No. 18” shall mean Amendment No. 18 to Loan and Security Agreement, dated as of February 14, 2008, by and among Borrowers, Guarantors, Agent and the Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(ii)   “Amendment No. 18 Effective Date” shall mean the first date on which all of the conditions precedent to the effectiveness of Amendment No. 18 shall have been satisfied or shall have been waived by Agent.

(iii)   “Applicable Term B Loan Margin” shall mean, at any time, as to the Interest Rate for the portion of the Term B Loan bearing interest at the Prime Rate and the Interest Rate for the portion of the Term B Loan bearing interest at the Adjusted Eurodollar Rate, the applicable percentage (on a per annum basis) set forth below if the Senior Leverage Ratio for the immediately preceding fiscal quarter is at or within the amounts indicated for such percentage as of the last day of such period:

Tier	Senior Leverage Ratio	Applicable Term B Loan Prime Rate Margin	Applicable Term B Loan Eurodollar Rate Margin
I	Greater than or equal to 3.5 to 1	2.75%	5.50%
II	Less than 3.5 to 1 but greater than or equal to 3.25 to 1	2.50%	5.25%
III	Less than 3.25 to 1 but greater than or equal to 3.0 to 1	2.25%	5.00%
IV	Less than 3.0 to 1	2.00%	4.75%

provided, that, (i) the Applicable Term B Loan Margin shall be calculated and established once each fiscal quarter (commencing with the fiscal quarter commencing on or about April 1, 2008) and shall remain in effect until adjusted for the next fiscal quarter, (ii) each adjustment of the Applicable Term B Loan Margin shall be effective as of the first day of each fiscal quarter based on the Senior Leverage Ratio for the immediately preceding fiscal quarter, and (iii) the Applicable Term B Loan Margin through the fiscal quarter ending on or about March 31, 2008 shall be the amount set forth in Tier I above.  In the event that at any time after the end of a fiscal quarter the Senior Leverage Ratio for such fiscal quarter used for the determination of the Applicable Term B Loan Margin is different than the actual amount of the Senior Leverage Ratio for such fiscal quarter as a result of the inaccuracy of information provided by or on behalf of Borrowers to Agent for the calculation of Senior Leverage Ratio, the Applicable Term B Loan Margin for such prior fiscal quarter shall be adjusted to the applicable percentage based on such actual Senior Leverage Ratio and any difference in the amount of interest for the applicable period as a result of such recalculation shall be, in the case of additional interest to be paid, promptly paid to Agent, or in the case of excess interest paid, reimbursed to Borrowers.  The foregoing shall not be construed to limit the rights of Agent and Lenders with respect to the amount of interest payable after a Default or Event of Default whether based on such recalculated percentage or otherwise.”

(iv)   “PBGC Security Agreements” shall mean, collectively, the PBGC Second Priority Security Agreement, the PBGC Fourth Priority Security Agreement, and all other agreements, documents and instruments at any time executed and/or delivered by any Borrower or Guarantor with, to or in favor of the PBGC, the WHX Plan or their respective subrogees which create (or purport to create) a lien upon any Collateral securing the PBGC Debt, as all of the foregoing heretofore may have been amended, modified, supplemented, extended, renewed, restated or replaced.

(v)   “Specified OMNI EBITDA Amount” shall mean (a) $503,695 for the twelve (12) month period ending on or about December 31, 2007; (b) $465,865 for the twelve (12) month period ending on or about January 31, 2008; (c) $425,612 for the twelve (12) month period ending on or about February 29, 2008; (d) $358,008 for the twelve (12) month period ending or about March 31, 2008; (e) $303,502 for the twelve (12) month period ending on or about April 30, 2008; (f) $212,673 for the twelve (12) month period ending on or about May 31, 2008; (g) $138,557 for the twelve (12) month period ending on or about June 30, 2008; (h) $85,131 for the twelve (12) month period ending on or about July 31, 2008; (i) $(69,671) for the twelve (12) month period ending on or about August 31, 2008; (j) $5,500 for the twelve (12) month period ending on or about September 30, 2008, and (k) $0 for the twelve (12) month period ending on or about October 31, 2008 and for each twelve (12) month period ending on the last day of each month thereafter.

(vi)   “WHX Rights Offering” shall mean the rights offering by WHX pursuant to which WHX is distributing to the holders of its common stock subscription rights to purchase shares of Capital Stock of WHX for up to an aggregate purchase price of $200,000,000, which offering shall be substantially on the terms described in the Registration Statement on Form S-1 filed by WHX with the Securities and Exchange Commission prior to the Amendment No. 18 Effective Date.

(vii)   “WHX Subordinated Note Documents” shall mean the subordinated promissory note by Parent in favor of WHX in respect of the Indebtedness permitted under Section 9.9(j) hereof and all other agreements, documents and instruments at any time executed and/or delivered by any Parent, any Borrower or any Guarantor with, to or in favor of WHX in connection therewith or related thereto, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(b)  Amendments to Definitions.

(i)   The definition of “Applicable Margin” in Section 1.8 of the Loan Agreement is hereby amended by deleting such definition and replacing it with the following:

“1.8  ‘Applicable Margin’ shall mean, at any time, as to the Interest Rate for Prime Rate Loans (other than the Term B Loan) and the Interest Rate for Eurodollar Rate Loans (other than the Term B Loan), the applicable percentage (on a per annum basis) set forth below if the Quarterly Average Excess Availability for the immediately preceding fiscal quarter is at or within the amounts indicated for such percentage:

Tier	Quarterly Average Excess Availability	Applicable Prime Rate Margin			Applicable Eurodollar Rate Margin
		Revolving Loans	Term Loans and Equipment Purchase Term Loans	Supplemental Term Loans	Revolving Loans	Term Loans and Equipment Purchase Term Loans	Supplemental Term Loans
I	$15,000,000 or more	.25%	.25%	2.25%	2.00%	2.00%	4.00%
II	Equal to or greater than $10,000,000 but less than $15,000,000.50%		.50%	2.50%	2.25%	2.25%	4.25%
III	Less than $10,000,000.75%		.75%	2.75%	2.50	2.50%	4.50%

provided, that, (i) the Applicable Margin shall be calculated and established once each fiscal quarter (commencing with the fiscal quarter commencing on or about April 1, 2008) and shall remain in effect until adjusted for the next fiscal quarter, (ii) each adjustment of the Applicable Margin shall be effective as of the first day of each fiscal quarter based on the Quarterly Average Excess Availability for the immediately preceding fiscal quarter, and (iii) the Applicable Margin through the fiscal quarter ending on or about March 31, 2008 shall be the amount set forth in Tier I above.  In the event that at any time after the end of a fiscal quarter the Quarterly Average Excess Availability for such fiscal quarter used for the determination of the Applicable Margin is different than the actual amount of the Quarterly Average Excess Availability for such fiscal quarter as a result of the inaccuracy of information provided by or on behalf of Borrowers to Agent for the calculation of Quarterly Average Excess Availability, the Applicable Margin for such prior fiscal quarter shall be adjusted to the applicable percentage based on such actual Quarterly Average Excess Availability and any difference in the amount of interest for the applicable period as a result of such recalculation shall be, in the case of additional interest to be paid, promptly paid to Agent, or in the case of excess interest paid, reimbursed to Borrowers.  The foregoing shall not be construed to limit the rights of Agent and Lenders with respect to the amount of interest payable after a Default or Event of Default whether based on such recalculated percentage or otherwise.”

(ii)   EBITDA.  The definition of “EBITDA” in Section 1.32 of the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“1.32  ‘EBITDA’ shall mean, as to any Person, with respect to any period, an amount equal to: (a) the Consolidated Net Income of such Person for such period, plus (b) depreciation and amortization for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), all in accordance with GAAP, plus (c) Interest Expense for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), plus (d) the Provision for Taxes for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), plus (e) the Specified OMNI EBITDA Amount (if any) for such period, plus (f) non cash accruals for such period for environmental liabilities with respect to the Shpack landfill site located in Attleboro, Massachusetts (to the extent that (1) such accruals were deducted in the computation of Consolidated Net Income of such Person for such period and (2) the aggregate amount of all such accruals does not exceed $2,062,000), plus (g) losses realized during such period in connection with the inventory hedging program of such Person (to the extent that such losses were deducted in the computation of Consolidated Net Income of such Person for such period), plus (h) non cash accruals for such period for audit fees incurred in 2007 for the fiscal year 2006 audit of such Person (to the extent that (1) such accruals were deducted in the computation of

Consolidated Net Income of such Person for such period and (2) the aggregate amount of all such accruals does not exceed $1,000,000), plus (i) a one-time non-cash charge incurred during fiscal year 2007 in connection with the redesign of the post-retirement medical benefits owing to union employees of Canfield (to the extent that (1) such charge was deducted in the computation of Consolidated Net Income of such Person for such period and (2) the amount of such charge does not exceed $727,252), minus (j) gains realized during such period in connection with the inventory hedging program of such Person (to the extent that such gains were added in the computation of Consolidated Net Income of such Person for such period), minus (k) cash expenses incurred during such period in connection with environmental liabilities with respect to the Shpack landfill site located in Attleboro, Massachusetts, minus (l) cash expenses incurred during such period in connection with the redesign of the post-retirement medical benefits owing to union employees of Canfield during fiscal year 2007.”

(iii)   Intercreditor Agreement.  The definition of “Intercreditor Agreement” in Section 1.66 of the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“1.66 ‘Intercreditor Agreement’ shall mean the Amended and Restated Intercreditor Agreement, dated December 28, 2006, as amended by Amendment No. 1 to Amended and Restated Intercreditor Agreement, dated as of the Amendment No. 18 Effective Date, by and among Agent, Tranche B Term Loan Agent and the PBGC, as acknowledged and agreed by Borrowers and Guarantors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.”

(iv)   Interest Rate.  The definition of “Interest Rate” in Section 1.69 of the Loan Agreement is hereby amended by deleting clause (vii) of such definition in its entirety and replacing it with the following:

“and (vii) as to the portion of the Term B Loan which constitutes a Prime Rate Loan, a rate per annum equal to the Applicable Term B Loan Margin in excess of the Prime Rate, or as to the portion of the Term B Loan which constitutes a Eurodollar Rate Loan, a rate per annum equal to the Applicable Term B Loan Margin in excess of the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period selected by a Borrower, or by Administrative Borrower on behalf of such Borrower, as in effect two (2) Business Days after the date of receipt by Agent of the request of or on behalf of such Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to any Borrower or Guarantor).”

(v)   Maximum Credit.  The definition of “Maximum Credit” in Section 1.82 of the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“1.82  ‘Maximum Credit’ shall mean $129,000,000.”

(vi)   Required Lenders.  The definition of “Required Lenders” in Section 1.118 of the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“1.118 ‘Required Lenders’ shall mean, at any time, those Lenders whose Pro Rata Shares aggregate sixty-four (64%) percent or more of the aggregate of the Commitments of all Lenders, or if the Commitments shall have been terminated, Lenders to whom at least sixty-four (64%) percent of the then outstanding Obligations are owing.”

(vii)   Term B Loan.  The definition of “Term B Loan” in the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“ ‘Term B Loan’ shall mean, collectively, (a) the term loan in the original principal amount of $42,000,000 made by or on behalf of Term B Loan Lenders to Borrowers on the Amendment No. 12 Effective Date as provided for in Section 2.3C hereof and (b) the additional term loan in the original principal amount of $4,000,000 made by or on behalf of certain Term B Loan Lenders to Borrowers on the Amendment No. 18 Effective Date as provided for in Section 2.3C hereof.”

(viii)   Term B Loan Lender.  The definition of “Term B Loan Lender” in the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“ ‘Term B Loan Lender’ shall mean, collectively, Ableco Finance LLC, a Delaware limited liability company, Fortress Credit Funding III LP, Fortress Credit Funding II LP, Fortress Credit Funding IV LP and Fortress Credit Opportunities II LP, and the other financial institutions that are parties to the Loan Agreement as Term B Loan Lenders from time to time, and their respective successors and assigns; sometimes being referred to herein collectively as “Term B Loan Lenders”.

(c)  Interpretation.  Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

2.         Term B Loan.

(a)  Section 2.3C(a) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(a)  Making of the Term B Loan.  Subject to and upon the terms and conditions contained herein, (i) Term B Loan Lenders agree to make a term loan to Borrowers on the Amendment No. 12 Effective Date in the original principal amount of $42,000,000 and (ii) certain Term B Loan Lenders agree to make an additional term loan to Borrowers on the Amendment No. 18 Effective Date in the original principal amount of $4,000,000.”

(b)  Section 2.3C(c) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(c)  Repayment of Term B Loan.  The principal amount of the portion of the Term B Loan made on the Amendment No. 18 Effective Date shall be repaid in twelve (12) consecutive monthly installments of $333,333.33 each payable on the first day of each month commencing on May 1, 2008, to the extent not otherwise prepaid as provided herein.  The remaining portion of the Term B Loan shall be repaid in full on the Termination Date (or if earlier, upon an Event of Default as provided in Section 10.2 hereof).  Borrowers may make a voluntary prepayment, without premium or penalty, in whole or in part of the outstanding principal amount of the Term B Loan so long as each of the following conditions is satisfied: (i) as of the date of any such prepayment and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (ii) for each of the thirty (30) consecutive days prior to any such prepayment, Excess Availability shall have been not less than $15,000,000 and immediately after giving effect to any such prepayment, Excess Availability shall be not less than $15,000,000, and (iii) Borrowers shall provide Agent with at least one (1) but no more than five (5) Business Days’ prior written notice of such voluntary prepayment.  Any principal amount of the Term B Loan which is repaid or prepaid may not be reborrowed.”

3.         Mandatory Prepayments.

(a)  Section 2.4(b) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(b)  (i) Upon the issuance or sale by any Borrower or any of its Subsidiaries of Capital Stock of such Borrower or Subsidiary as permitted in Sections 9.7(b)(iii) and (iv) hereof, or the issuance or incurrence by any Borrower or any of its Subsidiaries of any Indebtedness of the type described in Section 9.9(e) hereof, Borrowers shall immediately prepay the Obligations in an amount equal to 100% of the Net Cash Proceeds received by such Borrower or Subsidiary in connection therewith as follows: first, to the outstanding principal amount of the Term Loans, second, to the outstanding principal amount of the Equipment Purchase Term Loans, third, to the outstanding principal amount of the Supplemental Term Loans, and fourth, at Borrowers’ option, to either (A) the outstanding principal amount of the Term B Loan or (B) the outstanding principal amount of the Revolving Loans so long as (in the case of this clause (B) only) Agent establishes and maintains a permanent Reserve in an amount equal to the amount of such Net Cash Proceeds that are so applied by the prepayment of the Revolving Loans.

(ii)  Upon the issuance or incurrence by Parent or any of its Subsidiaries of any Indebtedness of the type described in Section 9.9(j) hereof or the receipt by Parent or any of its Subsidiaries of a capital contribution from WHX with proceeds from the WHX Rights Offering, Borrowers shall immediately prepay the Obligations in an amount equal to the first $5,000,000 of the Net Cash Proceeds received by Parent or any of its Subsidiaries in connection therewith as follows: first, to the outstanding principal amount of the Revolving Loans, second, to the outstanding principal amount of the Term Loans, third, to the outstanding principal amount of the Equipment Purchase Term Loans, fourth, to the outstanding principal amount of the Supplemental Term Loans, and fifth, to the outstanding principal amount of the Term B Loan.

(iii) Within thirty (30) days following the issuance or incurrence by Protechno France of Indebtedness of the type permitted in Section 9.9(n) hereof, Borrowers shall prepay the Obligations in an amount equal to the first $500,000 of the Net Cash Proceeds received by Parent or any of its Subsidiaries in connection therewith as follows: first, to the outstanding principal amount of the Term B Loan until the outstanding principal amount thereof is less than or equal to $42,000,000, second, to the outstanding principal amount of the Term Loans, third, to the outstanding principal amount of the Equipment Purchase Term Loans, fourth, to the outstanding principal amount of the Supplemental Term Loans, and fifth, at Borrowers’ option, to either (A) the outstanding principal amount of the Term B Loan, or (B) the outstanding principal amount of the Revolving Loans so long as (in the case of this clause (B) only) Agent establishes and maintains a permanent Reserve in an amount equal to the amount of such Net Cash Proceeds that are so applied by the prepayment of the Revolving Loans.

(iv)  The provisions of this subsection (b) shall not be deemed to be implied consent to any such issuance, incurrence or sale otherwise prohibited by the terms and conditions of this Agreement.”

(b)  Section 2.4(c) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(c)  (i) Upon the sale or disposition of any Collateral by any Borrower or any of its Subsidiaries as permitted in Section 9.7(b)(ii) or (vi) hereof or upon the sale or disposition of any Collateral by any Borrower or any of its Subsidiaries not otherwise permitted by the terms of this Agreement but consented to by the Required Lenders, Borrowers shall immediately prepay the Obligations as set forth below, in an amount equal to 100% of the Net Cash Proceeds received by such Borrower or such Subsidiary in connection with such sale or disposition:

(A)  if such sale or disposition is of Inventory or Accounts, then such Net Cash Proceeds shall be applied, first, to the outstanding principal amount of the Revolving Loans, second, to the outstanding principal amount of the Term Loans, third, to the outstanding principal amount of the Equipment Purchase Term Loans, fourth, to the outstanding principal amount of the Supplemental Term Loans, and fifth, to the outstanding principal amount of Term B Loan; and

(B)  if such sale or disposition is of any Collateral (other than Inventory or Accounts), then such Net Cash Proceeds shall be applied, first, to the outstanding principal amount of the Term Loans, second, to the outstanding principal amount of the Equipment Purchase Term Loans, third, to the outstanding principal amount of the Supplemental Term Loans, and fourth, at Borrowers’ option, to either (x) the outstanding principal amount of the Term B Loan or (y) the outstanding principal amount of the Revolving Loans so long as (in the case of this clause (y) only) Agent establishes and maintains a permanent Reserve in an amount equal to the amount of such Net Cash Proceeds that are so applied by the prepayment of the Revolving Loans.

(ii)  Upon the sale or other disposition by Parent of the Capital Stock of Indiana Tube Denmark as permitted in Section 9.7(b)(v) hereof, Borrowers shall immediately prepay the Obligations in an amount equal to 100% of the Net Cash Proceeds received by Parent or any of its Subsidiaries in connection with such sale or disposition as follows: first, to the outstanding principal amount of the Term B Loan until the outstanding principal amount thereof is less than or equal to $42,000,000, second, to the outstanding principal amount of the Term Loans, third, to the outstanding principal amount of the Equipment Purchase Term Loans, fourth, to the outstanding principal amount of the Supplemental Term Loans, and fifth, at Borrowers’ option, to either (x) to the outstanding principal amount of the Term B Loan, or (y) the outstanding principal amount of the Revolving Loans so long as (in the case of this clause (y) only) Agent establishes and maintains a permanent Reserve in an amount equal to the amount of such Net Cash Proceeds that are so applied by the prepayment of the Revolving Loans.”

4.         Use of Proceeds.  Section 6.6 of the Loan Agreement is hereby amended by inserting the following sentence after the second sentence of such Section:

“Notwithstanding anything to the contrary set forth in the immediately preceding sentence, Borrowers shall use the proceeds of the portion of the Term B Loan provided by certain Term B Loan Lenders to Borrowers on the Amendment No. 18 Effective Date only for the costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of Amendment No. 18 and the other Amendment Documents (as defined in Amendment No. 18) and for general operating, working capital and other proper corporate purposes of Borrowers not otherwise prohibited by the terms hereof.”

5.         Financial Statements and Other Information.  Section 9.6(a) of the Loan Agreement is hereby amended by deleting subsections (iii), (iv) and (v) from such Section in their entirety and replacing them with the following:

“(iii)  within ninety (90) days after the end of each fiscal year (other than the fiscal years ended December 31, 2003, December 31, 2004, December 31, 2005, December 31, 2006, December 31, 2007 and December 31, 2008), audited consolidated financial statements of Parent and its Subsidiaries (including balance sheets, statements of income and loss, statements of cash flow and statements of shareholders’ equity) and unaudited consolidating financial statements of Parent and its Subsidiaries (including balance sheets and statements of income and loss), and the accompanying notes thereto, all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of Parent and its Subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants with respect to the audited consolidated financial statements, which accountants shall be an independent accounting firm selected by Borrowers and acceptable to Agent, that such audited consolidated financial statements have been prepared in accordance with GAAP, and present fairly in all material respects the results of operations and financial condition of Parent and its Subsidiaries as of the end of and for the fiscal year then ended;

(iv)  within one hundred fifty (150) days after the end of the fiscal years ended December 31, 2007 and December 31, 2008, annual unaudited consolidated financial statements of Parent and its Subsidiaries (including balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders' equity) and annual unaudited consolidating financial statements of Parent and its Subsidiaries (including balance sheets and statements of income and loss), all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of Parent and its Subsidiaries as of the end of and for the fiscal year then ended, all of which unaudited consolidated financial statements and unaudited consolidating financial statements (other than the statement of federal deferred tax assets and liabilities) shall be certified to be correct by the chief financial officer of Parent, subject to normal year-end adjustments and the absence of footnotes; and

(v)  within one hundred fifty (150) days after the end of each fiscal year, audited consolidated financial statements of WHX and its Subsidiaries (including balance sheets, statements of income and loss, statements of cash flow and statements of shareholders’ equity) and unaudited consolidating financial statements of WHX and its Subsidiaries (including balance sheets and statements of income and loss), and the accompanying notes thereto, all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of WHX and its Subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants with respect to the audited consolidated financial statements, which accountants shall be an independent accounting firm selected by WHX and acceptable to Agent, that such audited consolidated financial statements have been prepared in accordance with GAAP, and present fairly in all material respects the results of operations and financial condition of WHX and its Subsidiaries as of the end of and for the fiscal year then ended.”

6.         Sale of Assets, Consolidation, Merger, Dissolution, Etc.  Section 9.7(b)(v) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(v) the sale or other disposition by Parent to WHX of all of the issued and outstanding shares of Capital Stock in Indiana Tube Denmark; provided, that,    (A) as of the date of such sale or disposition and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing and (B) the Net Cash Proceeds (if any) from such sale or disposition shall promptly be remitted to Agent for application to the Obligations in the order and manner set forth in Section 2.4(c)(iii) hereof,”.

7.         Encumbrances.  Section 9.8(n) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(n)  [Intentionally Deleted].”

8.         Indebtedness.

(a)  Section 9.9(f)(iii) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(iii) Borrowers and Guarantors shall not, directly or indirectly, make, or be required to make, any payments in respect of such Indebtedness, except, as permitted by the Intercreditor Agreement;”.

(b)  Section 9.9(j) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(j)  unsecured Indebtedness of Parent to WHX after the Amendment No. 18 Effective Date in respect of a subordinated loan made by WHX to Parent with proceeds from the WHX Rights Offering evidenced by or arising under the WHX Subordinated Note Documents, provided, that:

(i)  Agent shall have received true, correct and complete copies of the WHX Subordinated Note Documents and all other documents, instruments and agreements related thereto, as duly authorized, executed and delivered by the parties thereto, which shall be in form and substance satisfactory to Agent;

(ii)  such Indebtedness shall be unsecured and shall be subject and subordinate in right of payment to the right of Agent and Lenders to receive the prior indefeasible payment and satisfaction in full of all Obligations pursuant to a subordination agreement, in form and substance satisfactory to Agent, between WHX and Agent, as acknowledged by Borrowers and Guarantors,

(iii)  subject to Section 2.4(b)(ii) hereof, the Net Cash Proceeds of such Indebtedness may be used to make a voluntary prepayment in respect of the Tranche B Term Loan Debt, provided, that, such prepayment shall be made within three (3) Business Days of the receipt of such Net Cash Proceeds; provided, further, that, if an Event of Default shall exist or shall have occurred and be continuing, such Net Cash Proceeds shall be applied in the order and manner provided for in Section 2.4(b)(ii) hereof,

(iv)  Borrowers and Guarantors shall not, directly or indirectly, make, or be required to make, any payments in respect of such Indebtedness, except, that, Parent may make regularly scheduled non-cash capitalized interest payments in respect of such Indebtedness in accordance with the terms of the WHX Subordinated Note Documents in the form of additional indebtedness having substantially the same terms,

(v)  Borrowers and Guarantors shall not, directly or indirectly, (A) amend, modify, alter or change in any material respect any of the terms of such Indebtedness or any of the WHX Subordinated Note Documents, except, that, Parent may, after prior written notice to Agent, amend, modify, alter of change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness other than pursuant to payments thereof, or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and

(vi)  Borrowers and Guarantors shall furnish to Agent all notices or demands in connection with such Indebtedness either received by such Borrower or Guarantor or on its behalf promptly after the receipt thereof, and all notices or demands sent by any Borrower or Guarantor or on its behalf concurrently with the sending thereof, as the case may be;”.

(c)  Section 9.9(l) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(l)  [Intentionally Deleted];”.

(d)  Section 9.9 of the Loan Agreement is hereby amended by (a) deleting the period appearing at the end of clause (m) of such Section and replacing it with “; and” and (b) adding the following new clause as the end of such Section:

“(n)  unsecured Indebtedness of Protechno France arising after the Amendment No. 18 Effective Date to any third person (but not to any other Borrower or Guarantor), provided, that, each of the following conditions is satisfied as determined by Agent: (1) in no event shall the aggregate principal amount of such Indebtedness incurred during the term of this Agreement exceed $1,500,000, (2) no Borrower or Guarantor shall guarantee or otherwise be liable in respect of any of such Indebtedness, (3) Agent shall have received not less than five (5) days prior written notice of the intention of Protechno France to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Agent the amount of such Indebtedness, the person or persons to whom such Indebtedness will be owed, the interest rate, the schedule of repayments and maturity date with respect thereto and such other information as Agent may request with respect thereto, (4) promptly following Agent’s request, Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, (5) the proceeds of the loans or other financial accommodations giving rise to such Indebtedness shall be paid to Agent for application to the Obligations in the order and manner set forth in Section 2.4(b)(iii) hereof, (6) as of the date of incurring such Indebtedness and after giving effect thereto, no Default or Event of Default shall exist or have occurred, (7) no Borrower or Guarantor shall, directly or indirectly, redeem, retire, defease, purchase or otherwise acquire such Indebtedness or set aside or otherwise deposit or invest any sums for such purpose, and (8) Protechno France or Administrative Borrower shall furnish to Agent all notices or demands in connection with such Indebtedness either received by Protechno France or any Borrower or Guarantor or on its behalf promptly after the receipt thereof, or sent by Protechno France or any Borrower or Guarantor or on its behalf concurrently with the sending thereof, as the case may be”.

9.      Loans, Investments, Etc.  Section 9.10(k) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(k)  unsecured loans by Parent to WHX on or after the Amendment No. 13 Effective Date for purposes other than those described in Section 9.10(j) hereof, provided, that, (i) the aggregate outstanding amount of such loans shall not exceed the principal amount of $7,000,000 at any time, (ii) within thirty (30) days after the end of each fiscal month, Parent shall provide to Agent a report in form and substance satisfactory to Agent of the outstanding amount of such loans as of the last day of the immediately preceding month and indicating any payments received during the immediately preceding month, (iii) the Indebtedness arising pursuant to such loans shall be evidenced by a promissory note and the single original of such note shall be promptly delivered to Agent to hold as part of the Collateral, with such endorsement and/or assignment by WHX as Agent may require, (iv) as of the date of such loans and after giving effect thereto, Parent shall be Solvent, (v) as of the date of such loans and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (vi) the average Excess Availability for the thirty (30) consecutive days immediately preceding such loans shall not have been less than $5,000,000, (vii) on the date of such loans and after giving effect thereto, Excess Availability shall not be less than $4,000,000, and (viii) such loans shall be repaid in full on the Termination Date.”

10.         Financial Covenants.

(a)  Section 9.17(a) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(a)  EBITDA.  Parent and its Subsidiaries shall not permit EBITDA of Parent and its Subsidiaries (other than the Specified Subsidiaries), on a consolidated basis, for the twelve (12) consecutive fiscal months ending on the last day of each fiscal quarter to be less than $30,000,000.”

(b)  Section 9.17(d) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(d)  Senior Leverage Ratio.  Parent and its Subsidiaries shall not permit the Senior Leverage Ratio as of the last day of each fiscal month to be greater than 4.125 to 1.”

11.         Term.  Section 13.1(a) of the Loan Agreement is hereby amended by deleting the first sentence from such Section in its entirety and replacing it with the following:

“This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on June 30, 2009 (the “Termination Date”), unless sooner terminated pursuant to the terms hereof.”

12.         Schedules to Loan Agreement.  The Loan Agreement is hereby amended by deleting Schedule 1.24 thereto and replacing it with the Schedule set forth on Schedule 1 attached to this Amendment.

13.         Amendment Fee.  In addition to all other fees, charges, interest and expenses payable by Borrowers and Guarantors to Agent and Lenders under the Loan Agreement and the other Financing Agreements, (a) Borrowers and Guarantors shall pay to Agent, for the ratable benefit of Revolving Loan Lenders, an amendment fee in the amount of $332,000, which fee shall be fully earned as of and payable on the Amendment No. 18 Effective Date and may be charged to any loan account of Borrowers, and (b) Borrowers and Guarantors shall pay to Agent, for the ratable benefit of Term B Loan Lenders, an amendment fee in the amount of $460,000, which fee shall be fully earned as of and payable on the Amendment No. 18 Effective Date and may be charged to any loan account of Borrowers.

14.         Conditions Precedent.  The provisions contained herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:

(a)  Agent shall have received this Amendment, duly authorized, executed and delivered by Borrowers, Guarantors and the Lenders;

(b)  Agent shall have received, in form and substance satisfactory to Agent, Amendment No. 1 to the Intercreditor Agreement, duly authorized, executed and delivered by Tranche B Term Loan Agent and the PBGC and acknowledged by Borrowers and Guarantors, which Intercreditor Agreement shall be in full force and effect;

(c)  Agent shall have received, in form and substance satisfactory to Agent, Amendment No. 14 to Loan and Security Agreement (the “Tranche B Amendment”), duly authorized, executed and delivered by Tranche B Term Loan Agent, Tranche B Term Loan Lenders, Borrowers and Guarantors, which Tranche B Amendment shall be in full force and effect;

(d)  Agent shall have received, in form and substance satisfactory to Agent, an amendment to each of the Mortgages relating to the Real Property of Borrowers and Guarantors located in the States of Indiana, Delaware, Ohio, Wisconsin, Connecticut and Massachusetts, duly authorized, executed and delivered by the applicable Borrower or Guarantor;

(e)  Agent shall have received, in form and substance satisfactory to Agent, a true and correct copy of any consent, waiver or approval to or of this Amendment which any Borrower or Guarantor is required to obtain from any other Person; and

(f)  no Default or Event of Default shall have occurred and be continuing immediately before and after giving effect hereto.

15.         Representations, Warranties and Covenants.  Each Borrower and Guarantor hereby represents and warrants to Agent and Lenders the following (which shall survive the execution and delivery of this Amendment), the truth and accuracy of which  representations and warranties are a continuing condition of the making of Loans and providing Letter of Credit Accommodations to Borrowers:

(a)  within sixty (60) days following the Amendment No. 18 Effective Date (or such longer period as Agent may agree in its sole discretion), Borrowers shall deliver to Agent, in form and substance satisfactory to Agent, an endorsement (or a commitment to issue an endorsement) to the existing title insurance policies relating to Mortgages encumbering the Real Property of Borrowers and Guarantors located in the States of Indiana, Delaware, Ohio and Wisconsin, (i) insuring the priority and amount of such Mortgages (as so amended) and (ii) containing any legally available endorsements, assurances or affirmative coverage requested by Agent for the protection of its interest with respect to such Mortgages (as so amended);

(b)  as of the date hereof (i) all of the PBGC Debt (including without limitation, the Waiver Amount and the Termination Amount) has been indefeasibly paid and satisfied in full, (ii) the PBGC Security Agreements have been terminated, cancelled and are of no further force and effect, (iii) Borrowers and Guarantors have no other or further payment obligations or liabilities under the PBGC Settlement Agreement or any of the PBGC Security Agreements, other than indemnification and other obligations that expressly survive the termination thereof, (iv) any and all security interests in and liens upon properties and assets of Borrowers and Guarantors heretofore granted pursuant to the PBGC Security Agreements have been terminated and released, and (v) the $125,000,000 limitation on the Indebtedness permitted to be incurred by Borrowers and Guarantors under the Loan Agreement set forth in Section 4 of the PBGC Settlement Agreement is no longer in effect;

(c)  each Borrower and Guarantor is a corporation duly organized and in good standing under the laws of its jurisdiction of incorporation and is duly qualified as a foreign corporation and in good standing in all states, provinces or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect;

(d)  this Amendment and each other agreement or instrument to be executed and delivered by Borrowers and Guarantors in connection herewith (collectively, together with this Amendment, the “Amendment Documents”), have been duly authorized, executed and delivered by all necessary action on the part of each of the Borrowers and Guarantors which is a party hereto and thereto and, if necessary, their respective stockholders and is in full force and effect as of the date hereof, and the agreements and obligations of each of the Borrowers and Guarantors contained herein and therein constitute the legal, valid and binding obligations of each of the Borrowers and Guarantors, enforceable against them in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors’ rights generally and by general equitable principles;

(e)  the execution, delivery and performance of this Amendment and the other Amendment Documents (a) are all within each Borrower’s and Guarantor’s corporate powers and (b) are not in contravention of law or the terms of any Borrower’s or Guarantor’s certificate or articles of incorporation, by laws, or other organizational documentation, or any indenture, agreement or undertaking (including, without limitation, the Tranche B Term Loan Agreement) to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound;

(f)  neither the execution and delivery of this Amendment or the other Amendment Documents, nor the consummation of the transactions contemplated hereby or thereby, nor compliance with the provisions hereof or thereof (i) has resulted in or shall result in the creation or imposition of any Lien upon any of the Collateral, except in favor of Agent, or as expressly permitted by Section 9.8 of the Loan Agreement, (ii) has resulted in or shall result in the incurrence, creation or assumption of any Indebtedness of any Borrower or Guarantor, except as expressly permitted under Section 9.9 of the Loan Agreement; (iii) has violated or shall violate any applicable laws or regulations or any order or decree of any court or Governmental Authority in any respect; (iv) does or shall conflict with or result in the breach of, or constitute a default in any respect under any material mortgage, deed of trust, security agreement, agreement or instrument to which any Borrower or Guarantor is a party or may be bound (including without limitation the Tranche B Term Loan Agreement), and (v) violates or shall violate any provision of the Certificate of Incorporation or By-Laws of any Borrower or Guarantor;

(g)  No action of, or filing with, or consent of any Governmental Authority, and no consent, waiver or approval of any other third party (including without limitation the PBGC) is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Amendment or the other Amendment Documents;

(h)  all of the representations and warranties set forth in the Loan Agreement and the other Financing Agreements, each as amended hereby, are true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date;

(i)  the Tranche B Amendment has been executed and delivered by all parties thereto and is in full force and effect; and

(j)  no Default or Event of Default exists or has occurred and is continuing on the date hereof.

16.         General Release.  Each Borrower and Guarantor may have certain Claims (as hereinafter defined) against the Released Parties (as hereinafter defined) regarding or relating to the Loan Agreement or the other Financing Agreements.  Agent, Lenders, Borrowers and Guarantors desire to resolve each and every one of such Claims in conjunction with the execution of this Amendment and thus each Borrower and Guarantor makes the release contained in this Section.  In consideration of Agent’s and Lenders’ entering into this Amendment and agreeing to the substantial concessions as set forth herein, each Borrower and Guarantor hereby fully and unconditionally releases and forever discharges Agent and each Lender and their respective directors, officers, employees, subsidiaries, branches, affiliates, attorneys, agents, representatives, successors and assigns and all persons, firms, corporations and organizations acting on any of their behalves (collectively, the “Released Parties”), of and from any and all claims, allegations, causes of action, costs or demands and liabilities, of whatever kind or nature, from the beginning of the world to the date on which this Amendment is executed, whether known or unknown, liquidated or unliquidated, fixed or contingent, asserted or unasserted, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, anticipated or unanticipated, which such Borrower or Guarantor has, had, claims to have had or hereafter claims to have against the Released Parties by reason of any act or omission on the part of the Released Parties, or any of them, occurring prior to the date on which this Amendment is executed, including on account of or in any way affecting, concerning or arising out of or founded upon this Amendment up to and including the date on which this Amendment is executed, including all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings among the parties up to and including the date on which this Amendment is executed, including the administration or enforcement of the Loans, the Obligations, the Loan Agreement or any of the other Financing Agreements (collectively, all of the foregoing are the “Claims”).  Each Borrower and Guarantor represents and warrants that it has no knowledge of any claim by it against the Released Parties or of any facts or acts or omissions of the Released Parties which on the date hereof would be the basis of a claim by such Borrower or Guarantor against the Released Parties which is not released hereby.  Each Borrower and Guarantor represents and warrants that the foregoing constitutes a full and complete release of all Claims.

17.         Effect of this Agreement.  Except as expressly amended pursuant hereto, no other changes, waivers or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof.  To the extent that any provision of the Loan Agreement or any of the other Financing Agreements are inconsistent with the provisions of this Amendment, the provisions of this Amendment shall control.

18.         Further Assurances.  Borrowers and Guarantors shall execute and deliver such additional documents and take such additional action as may be requested by Agent to effectuate the provisions and purposes hereof.

19.         Governing Law.  The validity, interpretation and enforcement of this Amendment and the other Financing Agreements (except as otherwise provided therein) and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

20.         Binding Effect.  This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

21.         Headings.  The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment.

22.         Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall have the same force and effect as the delivery of an original executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the day and year first above written.

AGENT

WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent

By:	/s/
Name:
Title:

LENDERS

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/
Name:
Title:

TEXTRON FINANCIAL CORPORATION

By:	/s/
Name:
Title:

BANK OF AMERICA, N.A.

By:	/s/
Name:
Title:

ABLECO FINANCE LLC, on behalf of itself and its Affiliate assigns

By:	/s/
Name:
Title:

FORTRESS CREDIT FUNDING III LP

By:	Fortress Credit Funding III GP LLC, its General Partner
By:	/s/
Name:
Title:

[SIGNATURE PAGES CONTINUE ON NEXT PAGE]

[SIGNATURE PAGES CONTINUED FROM PREVIOUS PAGE]

FORTRESS CREDIT FUNDING II LP

By:	Fortress Credit Funding II GP LLC, its General Partner
By:	/s/
Name:
Title:

FORTRESS CREDIT FUNDING IV LP

By:	Fortress Credit Funding II GP LLC, its General Partner
By:	/s/
Name:
Title:

FORTRESS CREDIT OPPORTUNITIES II LP

By:	Fortress Credit Opportunities II GP LLC, its General Partner
By:	/s/
Name:
Title:

[SIGNATURE PAGES CONTINUE ON NEXT PAGE]

[SIGNATURE PAGES CONTINUED FROM PREVIOUS PAGE]

BORROWERS

HANDY & HARMAN

By:	/s/
Name:
Title:

OMG, INC.

By:	/s/
Name:
Title:

CONTINENTAL INDUSTRIES, INC.

By:	/s/
Name:
Title:

MARYLAND SPECIALTY WIRE, INC.

By:	/s/
Name:
Title:

HANDY & HARMAN TUBE COMPANY, INC.

By:	/s/
Name:
Title:

CAMDEL METALS CORPORATION

By:	/s/
Name:
Title:

CANFIELD METAL COATING CORPORATION

By:	/s/
Name:
Title:

[SIGNATURE PAGES CONTINUE ON NEXT PAGE]

[SIGNATURE PAGES CONTINUED FROM PREVIOUS PAGE]

MICRO-TUBE FABRICATORS, INC.

By:	/s/
Name:
Title:

INDIANA TUBE CORPORATION

By:	/s/
Name:
Title:

LUCAS-MILHAUPT, INC.

By:	/s/
Name:
Title:

HANDY & HARMAN ELECTRONIC MATERIALS CORPORATION

By:	/s/
Name:
Title:

SUMCO INC.

By:	/s/
Name:
Title:

OMG ROOFING, INC.

By:	/s/
Name:
Title:

OMNI TECHNOLOGIES CORPORATION OF DANVILLE

By:	/s/
Name:
Title:

[SIGNATURE PAGES CONTINUE ON NEXT PAGE]

[SIGNATURE PAGES CONTINUED FROM PREVIOUS PAGE]

GUARANTORS

HANDY & HARMAN OF CANADA, LIMITED

By:	/s/
Name:
Title:

ELE CORPORATION

By:	/s/
Name:
Title:

ALLOY RING SERVICE INC.

By:	/s/
Name:
Title:

DANIEL RADIATOR CORPORATION

By:	/s/
Name:
Title:

H&H PRODUCTIONS, INC.

By:	/s/
Name:
Title:

HANDY & HARMAN AUTOMOTIVE GROUP, INC.

By:	/s/
Name:
Title:

HANDY & HARMAN INTERNATIONAL, LTD.

By:	/s/
Name:
Title:

[SIGNATURE PAGES CONTINUE ON NEXT PAGE]

[SIGNATURE PAGES CONTINUED FROM PREVIOUS PAGE]

HANDY & HARMAN PERU, INC.

By:	/s/
Name:
Title:

KJ-VMI REALTY, INC.

By:	/s/
Name:
Title:

PAL-RATH REALTY, INC.

By:	/s/
Name:
Title:

PLATINA LABORATORIES, INC.

By:	/s/
Name:
Title:

SHEFFIELD STREET CORPORATION

By:	/s/
Name:
Title:

SWM, INC.

By:	/s/
Name:
Title:

WILLING B WIRE CORPORATION

By:	/s/
Name:
Title:

SCHEDULE 1
TO
AMENDMENT NO. 18 TO LOAN AND SECURITY AGREEMENT

SCHEDULE 1.24
TO
LOAN AND SECURITY AGREEMENT